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                                                                    Exhibit 10.1

                            ENTERASYS NETWORKS, INC.
                        2002 EMPLOYEE STOCK PURCHASE PLAN
                (Amended and Restated Effective February 3, 2005)

SECTION 1. PURPOSE OF PLAN

      The Enterasys Networks, Inc. Employee Stock Purchase Plan (the "Plan") is intended to enable eligible employees of Enterasys Networks, Inc. ("Enterasys") and such of its Subsidiaries as the Board of Directors of Enterasys (the "Board") may from time to time designate (Enterasys and such Subsidiaries being hereinafter referred to as the "Company") to use payroll deductions to purchase shares of common stock, $.01 par value of Enterasys (such common stock being hereafter referred to as "Stock"), and thereby acquire an interest in the future of Enterasys. For purposes of the Plan, a "Subsidiary" is any corporation that would be treated as a subsidiary of Enterasys under Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is intended to qualify under Code Section 423 and to be exempt from the application and requirements of Code Section 409A, and is to be construed accordingly.

SECTION 2. OPTIONS TO PURCHASE STOCK

      Subject to adjustment pursuant to Section 16 of this Plan, the maximum aggregate number of shares of Stock available for sale pursuant to the exercise of options ("Options") granted under the Plan to employees of the Company ("Employees") who meet the eligibility requirements set forth in Section 3 hereof ("Eligible Employees") is 3,000,000(1) shares. The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or shares of reacquired Stock, as the Board may determine. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased Stock subject to such Option shall again be available for sale pursuant to the exercise of Options under the Plan.

SECTION 3. ELIGIBLE EMPLOYEES

      Subject to the exceptions and limitations set forth below, each Employee will be eligible to participate in the Plan.

            (a) Any Employee who immediately after the grant of an Option would own (or pursuant to Code Section 423(b)(3) would be deemed to own) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporation, as defined in Code Section 424, will not be eligible to receive an Option to purchase Stock pursuant to the Plan.

            (b) No Employee will be granted an Option under the Plan that would permit his or her rights to purchase shares of stock under all employee stock purchase plans of Enterasys and its parent and subsidiary corporations (as determined under Code Section 424) to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at

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1     Effective February 3, 2005, the number of shares available for sale was reduced from 5,000,000 to 3,000,000 by resolution of the Board of Directors.

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      the time the Option is granted) for each calendar year during which any such Option granted to such Employee is outstanding at any time, as provided in Code Section 423.

SECTION 4. METHOD OF PARTICIPATION

      The "Option Periods" shall be consecutive periods of approximately six months ending on the second Saturday in February and August of each year, respectively, with the next Option Period beginning on the Sunday immediately following the last day of the Option Period just ended. The first such Option Period to begin after the effective date hereof shall begin on February 13, 2005 and end on August 13, 2005(1). Except as provided in Section 11, each person who will be an Eligible Employee on the first day of any Option Period may elect to participate in the Plan for such Option Period by executing and delivering, by such deadline prior to such first day as the Board may specify (the "Enrollment Deadline"), a payroll deduction authorization in accordance with Section 5. Such Employee will thereby become a participant ("Participant") on the first day of such Option Period and will remain a Participant until his or her participation is terminated as provided in the Plan.

SECTION 5. PAYROLL DEDUCTION

      Each payroll deduction authorization will request withholding at a whole percentage, not less than 2% nor more than 20%, of Compensation per payroll period. Withholding will be accomplished by means of payroll deductions from payroll dates occurring in the Option Period. For purposes of the Plan, "Compensation" means all compensation paid to the Participant by the Company and currently includible in his or her income, including bonuses, commissions and other amounts includible in the definition of compensation provided in Code
Section 415 and the Treasury Regulations promulgated thereunder, but not including payments under stock option plans and other employee benefit plans or any other amounts excluded from the definition of compensation provided in Code
Section 415 and the Treasury Regulations promulgated thereunder. A payroll deduction authorization will remain in effect for subsequent Option Periods until it is changed or revoked in accordance with this Section 5 or Section 11, as the case may be. A Participant may decrease his or her withholding rate once during an Option Period by filing a new payroll deduction authorization with the Company. The change in withholding rate will be effective as soon as practicable. In addition, a Participant may change his or her withholding rate for subsequent Option Periods by filing a new payroll deduction authorization with the Company on or before the Enrollment Deadline for the Option Period for which the change is to be effective. All amounts withheld in accordance with a Participant's payroll deduction authorization will be credited to a withholding account maintained in the Participant's name on the books of the Company. Amounts credited to the withholding account will not be required to be set aside in trust or otherwise segregated from the Company's general assets.

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1     Prior to the amendment and restatement of the Plan effective February 3,
      2005, the Plan operated on the basis of different option periods (ending the fourth Saturday in January and July of each year) and used a different mechanism for determining the purchase price of Stock issued pursuant to an Option.

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SECTION 6. GRANT OF OPTIONS

      Each person who is a Participant on the first day of an Option Period will be granted, as of such day and for such Period, an Option entitling the Participant to acquire shares of Stock equal in number to the lesser of (a) or
(b), where:

            (a) is the lesser of (i) the whole number (disregarding any fractional share amount) determined by dividing $12,500 by the fair market value of one share of Stock on the first day of the Option Period and (ii) the whole number (disregarding any fractional share amount) determined by dividing (A) the balance credited to the Participant's withholding account on the last day of the Option Period, by (B) the purchase price per share of the Stock determined under Section 7; and

            (b) is 1,200.

      The Board will reduce, on a substantially proportionate basis, the number of shares of Stock purchasable by each Participant upon exercise of his or her Option for an Option Period in the event that the number of shares then available under the Plan is insufficient. Option grants under this Section 6 will be automatic.

SECTION 7. PURCHASE PRICE

      The purchase price of Stock issued pursuant to the exercise of an Option will be 95% of the fair market value of the Stock on the date on which the Option is deemed exercised pursuant to Section 8. If the shares of Stock are traded on a national exchange or trading system (including the Nasdaq National Market System), the fair market value for any day will mean the reported closing price of the Stock for such day; provided, that if such day is not a trading day, fair market value will mean the reported closing price of the Stock for the next preceding day which is a trading day. If the shares of Stock are not traded on an exchange or trading system, the fair market value of such Stock on such date will be established in a manner determined in good faith by the Board.

SECTION 8. EXERCISE OF OPTIONS

      If any Employee is a Participant in the Plan on the last day of an Option Period, he or she will be deemed to have exercised the Option granted to him or her for that Period. Upon such exercise, the Company will apply the balance of the Participant's withholding account to the purchase of the number of whole shares of Stock determined under Section 6 and as soon as practicable thereafter will evidence the transfer of shares or will deliver the shares to the Participant and will return to him or her the balance, if any, of his or her withholding account in excess of the total purchase price of the shares so issued; provided, that if the balance left in the account consists solely of an amount equal to the value of a fractional share it will be retained in the Account and carried over to the next Period.

      Notwithstanding anything herein to the contrary, the Company's obligation to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by Enterasys with other applicable legal requirements in effect from time to time.

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SECTION 9. INTEREST

      No interest will be payable on withholding accounts.

SECTION 10. TAXES

      Payroll deductions are made on an after-tax basis. If the Company determines that the exercise of an Option or the disposition of shares following the exercise of an Option could result in employment tax liability, the Company will, as a condition of exercise, make such provision as it deems necessary to provide for the remittance by the Participant of employment taxes required to be paid in connection with such exercise or disposition of shares.

SECTION 11. CANCELLATION AND WITHDRAWAL

      A Participant who holds an Option under the Plan may at any time prior to exercise thereof under Section 8 cancel all (but not less than all) of his or her Option by written notice delivered to the Company. Upon such cancellation, the balance in the Participant's withholding account will be returned to the Participant.

      A Participant may terminate his or her payroll deduction authorization as of any date by written notice delivered to the Company and will thereby cease to be a Participant as of such date. Any Participant who voluntarily terminates his or her payroll deduction authorization prior to the last day of an Option Period will be deemed to have canceled his or her Option.

      A Participant who makes a hardship withdrawal from a Company savings plan qualifying under Code Section 401 (k) (a "401(k) Plan") will be deemed to have terminated his or her payroll deduction authorization as of the date of such hardship withdrawal, will cease to be a Participant as of such date, and will be deemed to have canceled his or her Option. An Employee who has made a hardship withdrawal from a 401(k) Plan will not be permitted to participate in the Plan until the first Option Period that begins at least six months after the date of his or her hardship withdrawal.

SECTION 12. TERMINATION OF EMPLOYMENT

      Except as otherwise provided in Section 13, upon the termination of a Participant's employment with the Company for any reason, the Participant will cease to be a Participant, any Option held by him or her under the Plan will be deemed canceled, the balance of his or her withholding account will be returned, and he or she will have no further rights under the Plan.

SECTION 13. DEATH OF PARTICIPANT

      A Participant may elect that if death should occur during an Option Period the balance, if any, of the Participant's withholding account at the time of death will be applied at the end of the Period to the exercise of the Participant's Option and the shares thereby purchased under the Option (plus any balance remaining in the Participant's withholding account) will be delivered to the Participant's beneficiary or beneficiaries. If the Participant has more than one beneficiary, the Company will determine the allocation among them and its determination will be final and binding on all persons. Except as otherwise determined by the Board (which may establish a procedure for the designation of beneficiaries under the Plan), a Participant's beneficiary(ies) for purposes of the

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Plan will be (a) such person or persons as are treated as the Participant's beneficiary(ies) for purposes of the Company group life insurance plan applicable to the Participant, or (b) in the absence of any beneficiary determined under clause (a) or other designated beneficiary, the Participant's estate.

SECTION 14. EQUAL RIGHTS; PARTICIPANT'S RIGHTS NOT TRANSFERABLE

      All Participants granted Options under the Plan with respect to any Option Period will have the same rights and privileges. Each Participant's rights and privileges under any Option granted under the Plan will be exercisable during the Participant's lifetime only by him or her and except as provided in Section 13 above may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates or attempts to violate the terms of this Section, any Options held by him or her may be terminated by the Company and, upon return to the Participant of the balance of his or her withholding account, all of the Participant's rights under the Plan will terminate.

SECTION 15. EMPLOYMENT RIGHTS

      Nothing contained in the provisions of the Plan will be construed as giving to any Employee the right to be retained in the employ of the Company or as interfering with the right of the Company to discharge any Employee at any time.

SECTION 16. CHANGE IN CAPITALIZATION, MERGER

      In the event of any change in the outstanding Stock of Enterasys by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares available under the Plan, the number and type of shares under Options granted but not exercised, the maximum number and type of shares purchasable under an Option, and the Option price will be appropriately adjusted.

      In the event of a sale of all or substantially all of the Stock or a sale of all or substantially all of the assets of Enterasys, or a merger or similar transaction in which the Enterasys is not the surviving corporation or which results in the acquisition of Enterasys by another person, the Board will (a) if Enterasys is merged with or acquired by another corporation, provide that each outstanding Option will be assumed or a substitute Option granted by the acquiror or successor corporation or a parent or subsidiary of the acquiror or successor corporation, (b) cancel each Option and return the balances in Participants' withholding accounts to the Participants, or (c) pursuant to
Section 18, end the Option Period on or before the date of the proposed sale or merger.

SECTION 17. ADMINISTRATION OF PLAN

      The Plan will be administered by the Board, which will have the right to determine any questions which may arise regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it will deem necessary or advisable. References in the Plan to the Board will include the Board's delegates to the extent of any delegation by the Board to such delegates of administrative responsibilities hereunder.

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      The Board may specify the manner in which employees are to provide notices and payroll deduction authorizations. Notwithstanding any requirement of "written notice" herein, the Board may permit employees to provide notices and payroll deduction authorizations electronically.

SECTION 18. AMENDMENT AND TERMINATION OF PLAN

      Enterasys reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable, by vote of the Board; provided, that any amendment that would be treated as the adoption of a new plan for purposes of Code Section 423 and the regulations thereunder will have no force or effect unless approved by the shareholders of Enterasys within twelve months before or after its adoption.

      The Plan may be suspended or terminated at any time by the Board. In connection therewith, the Board may provide that outstanding Options will be exercisable either at the end of the applicable Option Period as determined under Section 4 above or on such earlier date as the Board may specify (in which case such earlier date will be treated as the last day of the applicable Option Period).

SECTION 19. APPROVAL OF SHAREHOLDERS

      The Plan was approved by the shareholders of Enterasys on December 20, 2002, which was within twelve months after the date the Plan was adopted by the Board.

SECTION 20. INFORMATION REGARDING DISQUALIFYING DISPOSITIONS

      By electing to participate in the Plan, each Participant agrees to provide any information about any transfer of Stock acquired under the Plan that occurs within two years after the first business day of the Option Period in which such Stock was acquired as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws.